Exhibit 4.12.1

EXECUTION COPY

AMENDMENT NO. 1 TO CREDIT AND GUARANTY AGREEMENT

This Amendment No. 1 to Credit and Guaranty Agreement (this “Amendment”), dated as of February 15, 2005, is made by Sanmina-SCI Corporation, a Delaware corporation (the “Company”), each of the subsidiaries of the Company listed on the signature pages hereto (the “Guarantors”), the Lenders party hereto, Citibank, N.A., as Collateral Agent (the “Collateral Agent”), and Citicorp USA, Inc., as Administrative Agent (the “Administrative Agent”).

RECITALS

Reference is hereby made to the Credit and Guaranty Agreement, dated as of October 26, 2004, entered into by and among the Company, certain subsidiaries of the Company, as guarantors, Citibank, N.A., as Initial Issuing Bank, Banc of America Securities LLC, as Syndication Agent, Deutsche Bank Trust Company Americas, Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of Nova Scotia, as Co-Documentation Agents, Citigroup Global Markets Inc. and Banc of America Securities LLC, as Joint Book Managers and Joint Lead Arrangers, the Administrative Agent, and the Collateral Agent (the “Credit Agreement”).

The Company has requested that the Lenders agree to certain amendments to the Credit Agreement in connection with the proposed issuance by the Company of certain unsecured, senior subordinated notes as described herein.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.  Definitions.  Unless otherwise expressly defined herein, all capitalized terms used herein and defined in the Credit Agreement shall be used herein as so defined.  Unless otherwise expressly stated herein, all Section and Article references herein shall refer to Sections and Articles of the Credit Agreement.

2.  Amendment to Definitions.  Section 1.1 of the Credit Agreement is hereby amended to add the following definitions in proper alphabetical order:

“New Senior Subordinated Notes Agreement” means that certain indenture, by and among the Company, certain subsidiaries of the Company as guarantors, and the trustee, governing the New Senior Subordinated Notes, as it may be amended, supplemented, or otherwise modified from time to time.

“New Senior Subordinated Notes Documents” means the New Senior Subordinated Notes, the New Senior Subordinated Notes Agreement, the New Senior Subordinated Notes Guarantees, and all other documents executed and delivered with respect to any of the foregoing.

“New Senior Subordinated Notes Guarantees” means the guarantees by the guarantors pursuant to the New Senior Subordinated Notes Agreement, as each may be amended, supplemented or otherwise modified from time to time.

“New Senior Subordinated Notes” means the unsecured, senior subordinated notes of the Company, the net proceeds of which will be used to satisfy in part the Company’s Repurchase Obligation or deposited in the Designated Proceeds Account, in each case, to the extent required by clause (A) of the definition of “Revolving Credit Commitment”, and any registered notes issued by the Company in exchange for, and as contemplated by, any of the New Senior Subordinated Notes with substantially identical terms as the New Senior Subordinated Notes.

3.  Amendment to Section 6.3.  Clause (c) of Section 6.3 is hereby amended and restated in its entirety to read as follows:  “(c) restrictions imposed by the Senior Secured Note Documents or the New Senior Subordinated Notes Documents”.

4.  Amendment to Section 6.5.  Clause (iv) of Section 6.5 is hereby amended and restated in its entirety to read as follows:  “(iv) in the Senior Secured Note Documents or the New Senior Subordinated Notes Documents”.

5.  Conditions Precedent.  This Amendment shall become effective upon the satisfaction of each of the following conditions precedent:

(a)  The Administrative Agent shall have received evidence of all of the following, in form and substance satisfactory to the Administrative Agent:

(i)            This Amendment to be duly executed and delivered by the Company and the Guarantors; and

(ii)           The execution and delivery of this Amendment by the Administrative Agent and the Requisite Lenders.

(b)  The representations and warranties contained herein and in the Credit Agreement shall be true and correct in all material respects as of the date hereof as if made on the date hereof (except for those which by their terms specifically refer to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(c)  No Default or Event of Default shall have occurred and be continuing after giving effect to this Amendment.

6.  Representations and Warranties.  The Company hereby represents and warrants to the Administrative Agent and the Lenders that, as of the date hereof and after giving effect to this Amendment, (a) all representations and warranties set forth in the Credit Agreement are true and correct in all material respects as if made again on and as of such date (except for those which by their terms specifically refer to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), (b) no Default or Event of Default has occurred and is continuing and (c) the Credit Agreement (as amended by this Amendment) and all other Credit Documents are and remain legal, valid, binding and enforceable obligations of the Credit Parties in accordance with the terms thereof except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles (regardless of whether enforcement is sought in equity or at law).

7.  Survival of Representations and Warranties.  All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or the Lenders shall affect the representations and warranties or the right of the Administrative Agent or the Lenders to rely upon them.  If any representation or warranty made in this Amendment is false in any material respect when made, then such shall constitute an Event of Default under the Credit Agreement.

8.  Reference to Agreement.  Each of the Credit Documents, including the Credit Agreement, and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Credit Documents to the Credit Agreement, whether direct or indirect, shall mean a reference to the Credit Agreement as amended hereby.  This Amendment shall constitute a Credit Document.

9.  Costs and Expenses.  The Company shall pay on demand all reasonable costs and expenses of the Administrative Agent (including the reasonable fees, costs and expenses of counsel to the Administrative Agent) incurred in connection with the preparation, execution and delivery of this Amendment.

10.  Governing Law.  This Amendment shall be construed in accordance with and governed by the laws of the State of New York (including Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).

11.  Execution.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of an manually executed counterpart of this Amendment.

12.  Limited Effect.  This Amendment relates only to the specific matters expressly covered herein, shall not be considered to be a waiver of any rights or remedies any Lender or Agent may have under the Credit Agreement or under any other Credit Document, and shall not be considered to create a course of dealing or to otherwise obligate in any respect any Lender or Agent to execute similar or other consents under the same or similar or other circumstances in the future.

13.  Ratification by Guarantors.  Each of the Guarantors acknowledges that its consent to this Amendment is not required, but each of the undersigned nevertheless does hereby agree and consent to this Amendment and to the documents and agreements referred to herein.  Each of the Guarantors agrees and acknowledges that (i) notwithstanding the effectiveness of this Amendment, such Guarantor’s Guaranty shall remain in full force and effect without modification thereto and (ii) nothing herein shall in any way limit any of the terms or provisions of such Guarantor’s Guaranty or any other Credit Document executed by such Guarantor (as the same may be amended from time to time), all of which are hereby ratified, confirmed and affirmed in all respects.  Each of the Guarantors hereby agrees and acknowledges that no other agreement, instrument, consent or document shall be required to give effect to this Section 13.  Each of the Guarantors hereby further acknowledges that Company, Administrative Agent, Collateral Agent and any Lender may from time to time enter into any further amendments, modifications, terminations and/or waivers of any provision of the Credit Documents without notice to or consent from such Guarantor and without affecting the validity or enforceability of such Guarantor’s Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of such Guarantor’s Guaranty.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COMPANY:

SANMINA-SCI CORPORATION,
a Delaware corporation

By:	/s/ WALTER BOILEAU
	Name:	Walter Boileau
	Title:	Treasurer

GUARANTORS:

HADCO CORPORATION
HADCO SANTA CLARA, INC.
SCI TECHNOLOGY, INC.
VIKING INTERWORKS INC.
COMPATIBLE MEMORY, INC.
SCI SYSTEMS, INC.
SANMINA-SCI SYSTEMS (ALABAMA) INC.
SANMINA-SCI SYSTEMS HOLDINGS, INC.
INTERAGENCY, INC.
SANMINA-SCI SYSTEMS ENCLOSURES
(DENTON) INC.
SCIMEX, INC.
NEWISYS, INC.
SANMINA-SCI ENCLOSURES USA INC.

All By:	/s/ WALTER BOILEAU
	Name:	Walter Boileau
	Title:	Vice President and Treasurer

SCI PLANT No. 5, L.L.C.

By:

SANMINA-SCI SYSTEMS (ALABAMA) INC.,
its Sole Member

By:	/s/ WALTER BOILEAU
	Name:	Walter Boileau
	Title:	Vice President and Treasurer

SCI PLANT No. 22, L.L.C.

By:

SCI TECHNOLOGY, INC.,
its Sole Member

By:	/s/ WALTER BOILEAU
	Name:	Walter Boileau
	Title:	Vice President and Treasurer

SANMINA GENERAL, L.L.C.
SANMINA LIMITED, L.L.C.

All by:

SANMINA-SCI CORPORATION,
their Sole Member

By:	/s/ WALTER BOILEAU
	Name:	Walter Boileau
	Title:	Treasurer

SANMINA TEXAS, L.P.

By:	SANMINA GENERAL, L.L.C.,
its General Partner

	By:	SANMINA-SCI CORPORATION,
its Sole Member

	By:	/s/ WALTER BOILEAU
		Name:	Walter Boileau
		Title:	Treasurer

ADMINISTRATIVE AGENT
AND LENDER:

CITICORP USA, INC.

By:	/s/ SUGEET MANCHANDA MADAN
	Name:	Sugeet Manchanda Madan
	Title:	Senior Vice President

COLLATERAL AGENT:

CITIBANK, N.A.

By:	/s/ FERNANDO MOREYRA
	Name:	Fernando Moreyra
	Title:	Assistant Vice President

LENDERS:

CITICORP USA, INC.

By:	/s/ SEAN KLIMCHALK
	Name:	Sean Klimchalk
	Title:	Vice President

CO-DOCUMENTATION AGENTS:

THE BANK OF NOVA SCOTIA

By:	/s/ Chris Osborn
	Name:	Chris Osborn
	Title:	Managing Director

DEUTSCHE BANK TRUST COMPANY
AMERICAS

By:	/s/ SCOTTYE LINDSEY		/s/ authorized signatory
	Name:	Scottye Lindsey	Director
	Title:	Director

KEY BANK NATIONAL ASSOCIATION

By:	/s/ ROBERT W. BOSWELL
	Name:	Robert W. Boswell
	Title:	Senior Vice President

INITIAL ISSUING BANKS:

BANK OF AMERICA, N.A.

By:	/s/ SUGEET MANCHANDA MADAN
	Name:	Sugeet Manchanda Madan
	Title:	Senior Vice President

CITIBANK, N.A.

By:	/s/ authorized signatory
Name:
Title:

LENDERS:

BANK OF AMERICA, N.A.

By:	/s/ SUGEET MANCHANDA MADAN
	Name:		Sugeet Manchanda Madan
	Title:		Senior Vice President

CITICORP USA, INC.

By:	/s/ SEAN KLIMCHALK
	Name:		Sean Klimchalk
	Title:		Vice President

THE BANK OF NOVA SCOTIA

By:	/s/ CHRIS OSBORN
	Name:		Chris Osborn
	Title:		Managing Director

DEUTSCHE BANK TRUST COMPANY
AMERICAS

By:	/s/ SCOTTYE LINDSAY		/s/ authorized signatory
	Name:	Scottye Lindsay	Director
	Title:		Director

KEY BANK NATIONAL ASSOCIATION

By:	/s/ ROBERT W. BOSWELL
	Name:		Robert W. Boswell
	Title:		Senior Vice President

SUNTRUST BANK

By:	/s/ ROBERT BUGBEE
	Name:		Robert Bugbee
	Title:		Director

WELLS FARGO BANK, N.A.

By:	/s/ JEFF A. BAILARD
	Name:	Jeff A. Bailard
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ JANET JORDAN
	Name:	Janet Jordan
	Title:	Vice President